UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 3, 2023
Date of Report (Date of earliest event reported)

Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, 5th Floor Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 209-0050

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 3, 2023, Elicio Therapeutics, Inc. issued a press release announcing positive interim data from the Phase 1 study of an investigational therapeutic cancer immunotherapy, ELI-002, in patients with high relapse risk pancreatic and colorectal cancer at the American Society of Clinical Oncology (ASCO) annual meeting. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Elicio Therapeutics, Inc., dated June 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	Elicio Therapeutics, Inc.

	By:	/s/ Brian Piekos
	Name:	Brian Piekos
	Title:	Chief Financial Officer